UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

CYCLACEL PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 15, 2010, Cyclacel Pharmaceuticals, Inc. (the “Company”) issued 239,396 shares of its common stock, $0.001 par value per share (the “Common Stock”), to a stockholder in exchange for the stockholder’s delivery to the Company of 123,400 shares of the Company’s outstanding 6% Exchangeable Convertible Preferred Stock (the “Preferred Stock”). The stockholder is not an “affiliate” of the Company within the meaning of Rule 144(a)(1) under the Securities Act of 1933, as amended, (the “Securities Act”), approached the Company with the proposed exchange transaction (the “Exchange”), and the terms of the Exchange were determined by arms-length negotiation between the parties. The shares of Common Stock were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act for securities exchanged by the issuer and an existing security holder stockholder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange. These transactions are expected to settle on March 16, 2010, after which a total of 1,923,413 shares of Preferred Stock will remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron

Name: Title:	Paul McBarron Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: March 16, 2010